EXHIBIT 23


 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-63912 of Jack Henry & Associates, Inc. on Form S-8 of our report dated June 20, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Plan's restructuring), appearing in this Annual Report on Form 11-K of Jack Henry & Associates, Inc. 401(k) Employee Retirement Savings Plan for the year ended December 31, 2002.

 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 June 26, 2003